EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Effie Veres (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / Mollie Fullington (212) 575-4545 / (917) 346-6123

EMCOR GROUP, INC. REPORTS THIRD QUARTER RESULTS

- Record Third Quarter Revenues of $1.92 Billion, 13.2% Increase Year-over-Year -
- Record Third Quarter Diluted EPS from Continuing Operations of $0.85 -
- Total Backlog of $3.90 Billion; 3.7% Increase Year-over-Year -
- Increases 2016 Revenue Guidance and Diluted EPS Guidance Range -

NORWALK, CONNECTICUT, October 27, 2016 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2016.

For the third quarter of 2016, net income from continuing operations attributable to EMCOR was $51.9 million, or $0.85 per diluted share, compared to $41.8 million, or $0.66 per diluted share, in the third quarter of 2015. Revenues for the third quarter of 2016 were $1.92 billion, an increase of 13.2% compared to revenues of $1.70 billion for the third quarter of 2015.

Operating income for the third quarter of 2016 was $86.1 million, or 4.5% of revenues, compared to operating income of $70.0 million, or 4.1% of revenues, for the third quarter of 2015.

Selling, general and administrative expenses for the third quarter of 2016 were $181.4 million, or 9.4% of revenues, compared to $165.1 million, or 9.7% of revenues, in the year ago period.

The Company's income tax rate in the third quarter of 2016 was 37.2%, compared to an income tax rate of 38.1% in the year ago period.

Backlog as of September 30, 2016 was $3.90 billion, a 3.7% increase compared to backlog of $3.77 billion at the end of the third quarter of 2015. Year-over-year domestic backlog grew $131.3 million and backlog in our UK Building Services segment increased $6.1 million. Year-over-year growth in backlog in our U.S. Mechanical Construction segment more than offset declines in our U.S. Building Services, U.S. Industrial Services and U.S. Electrical Construction segments. From an end market perspective, backlog growth in the commercial and healthcare markets was partially offset by declines in the industrial, water and wastewater, hospitality and transportation sectors, while backlog in the institutional sector was flat.

EMCOR Reports Third Quarter Results	Page 2

Tony Guzzi, President and Chief Executive Officer of EMCOR, commented, “We had another strong quarter with record third quarter revenues, operating income, and diluted earnings per share from continuing operations. Performance was broad-based across geographies and end markets, delivering a 23% increase in operating income on solid 13% revenue growth compared to the third quarter of 2015. This was largely driven by organic revenues, which increased 8% year-over-year, and was supported by another quarter of strong contribution from our recent acquisitions. Backlog saw sustained growth with a 3.7% increase year-over-year and a 2.4% increase from last quarter.”

Mr. Guzzi added, “Our strong profitability this quarter was led by our U.S. Construction business, which delivered a 34% increase in operating income on mid-teens organic revenue growth. This was driven by our U.S. Mechanical Construction segment, a standout in the quarter, delivering a 46.5% increase in operating income, with over one hundred basis points of operating margin expansion. This was followed by our U.S. Electrical Construction segment, which reported a solid 21% increase in operating income despite the impact of a write-down related to a transportation project that is nearing completion. Our U.S. Building Services segment also reported an exceptional quarter, increasing operating income by 41% on 130 basis points of margin expansion, driven by strong performance in our mobile mechanical services operations. Our U.S. Industrial Services revenue was essentially flat compared to the year ago period as we completed a significant project that drove exceptional performance in the first half of the year. Lastly, our UK business performed in line with our expectations while facing continued headwinds from foreign exchange rates.”

Revenues for the first nine months of 2016 totaled $5.6 billion, an increase of 13.4% compared to $4.94 billion for the first nine months of 2015. Net income from continuing operations attributable to EMCOR for the first nine months of 2016 was $142.8 million, or $2.33 per diluted share, compared to $122.0 million, or $1.92 per diluted share, for the first nine months of 2015. Included in net income from continuing operations attributable to EMCOR for the first nine months of 2016 were after-tax transaction expenses of $2.3 million, or $0.04 per diluted share, related to the acquisition of Ardent. Excluding these transaction expenses, non-GAAP net income from continuing operations attributable to EMCOR in the first nine months of 2016 was $145.2 million, or $2.37 per diluted share.

Operating income for the first nine months of 2016 was $234.0 million, or 4.2% of revenues, compared to $203.0 million, or 4.1% of revenues, in the first nine months of 2015. Included in operating income for the first nine months of 2016 were pre-tax transaction expenses of $3.8 million related to the acquisition of Ardent. Excluding these transaction expenses, non-GAAP operating income in the first nine months of 2016 was $237.8 million, or 4.2% of revenues. SG&A totaled $530.7 million, or 9.5% of revenues, compared to $488.1 million, or 9.9% of revenues, in the first nine months of 2015.

Mr. Guzzi concluded, “We are very pleased by our third quarter performance and encouraged by our growing and diverse backlog, which should support growth into the fourth quarter and 2017. For the third time this year, we are raising our full year 2016 guidance for revenue and non-GAAP diluted earnings per share from continuing operations to reflect better than expected third quarter performance in our U.S. Construction and U.S. Building Services segments. We will continue to seek out acquisition opportunities to enhance the breadth of our services and expand our geographic reach as we continue the integration of our recent acquisitions. We will also continue our focus on returning capital to shareholders, supported by our healthy balance sheet and strong cash flow.”

EMCOR Reports Third Quarter Results	Page 3

Based on the expected contributions from recent acquisitions, the current size and mix of backlog and assuming continued improvement in market conditions, EMCOR now expects full year 2016 revenues to be approximately $7.5 billion, an increase from the previous estimate of $7.4 billion, and full year 2016 diluted earnings per share from continuing operations, excluding transaction expenses related to the Ardent acquisition, to now be in the range of $3.10 to $3.20, up from a previous range of $2.90 to $3.10.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations attributable to EMCOR and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 27, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2015 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Revenues	$1,923,174	$1,699,128	$5,601,560	$4,940,900
Cost of sales	1,655,130	1,463,726	4,835,667	4,249,042
Gross profit	268,044	235,402	765,893	691,858
Selling, general and administrative expenses	181,441	165,135	530,654	488,117
Restructuring expenses	539	301	1,271	742
Operating income	86,064	69,966	233,968	202,999
Interest expense	(3,479)	(2,226)	(8,973)	(6,650)
Interest income	161	157	518	515
Income from continuing operations before income taxes	82,746	67,897	225,513	196,864
Income tax provision	30,783	25,720	82,663	74,672
Income from continuing operations	51,963	42,177	142,850	122,192
Loss from discontinued operation, net of income taxes	(406)	(270)	(1,584)	(739)
Net income including noncontrolling interests	51,557	41,907	141,266	121,453
Less: Net income attributable to noncontrolling interests	(26)	(385)	(7)	(233)
Net income attributable to EMCOR Group, Inc.	$51,531	$41,522	$141,259	$121,220

Basic earnings (loss) per common share:
From continuing operations	$0.85	$0.66	$2.35	$1.94
From discontinued operation	$(0.01)	$(0.00)	$(0.03)	$(0.01)

Diluted earnings (loss) per common share:
From continuing operations	$0.85	$0.66	$2.33	$1.92
From discontinued operation	$(0.01)	$(0.00)	$(0.03)	$(0.01)

Weighted average shares of common stock outstanding:
Basic	60,889,484	62,901,923	60,866,532	62,921,956
Diluted	61,318,057	63,392,483	61,290,388	63,443,027

Dividends declared per common share	$0.08	$0.08	$0.24	$0.24

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2016 (Unaudited)	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$504,558	$486,831
Accounts receivable, net	1,495,566	1,359,862
Costs and estimated earnings in excess of billings on uncompleted contracts	142,553	117,734
Inventories	43,913	37,545
Prepaid expenses and other	60,526	64,140
Total current assets	2,247,116	2,066,112
Investments, notes and other long-term receivables	8,227	8,359
Property, plant & equipment, net	128,290	122,018
Goodwill	979,339	843,170
Identifiable intangible assets, net	500,056	472,834
Other assets	31,925	30,164
Total assets	$3,894,953	$3,542,657
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$19,889	$17,541
Accounts payable	465,362	488,251
Billings in excess of costs and estimated earnings on uncompleted contracts	467,077	429,235
Accrued payroll and benefits	304,032	268,033
Other accrued expenses and liabilities	190,476	209,361
Total current liabilities	1,446,836	1,412,421
Borrowings under revolving credit facility	125,000	—
Long-term debt and capital lease obligations	378,388	297,559
Other long-term obligations	360,837	352,621
Total liabilities	2,311,061	2,062,601
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,582,590	1,476,711
Noncontrolling interests	1,302	3,345
Total equity	1,583,892	1,480,056
Total liabilities and equity	$3,894,953	$3,542,657

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2016 and 2015
(In thousands) (Unaudited)

	2016	2015
Cash flows - operating activities:
Net income including noncontrolling interests	$141,266	$121,453
Depreciation and amortization	29,117	26,806
Amortization of identifiable intangible assets	30,678	28,391
Provision for doubtful accounts	3,962	2,364
Deferred income taxes	(830)	(3,598)
Excess tax benefits from share-based compensation	(2,062)	(1,306)
Equity income from unconsolidated entities	(719)	(1,634)
Other non-cash items	6,844	7,349
Distributions from unconsolidated entities	863	3,316
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(80,195)	(87,560)
Net cash provided by operating activities	128,924	95,581
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(232,883)	(2,357)
Proceeds from sale of property, plant and equipment	1,850	2,921
Purchase of property, plant and equipment	(29,306)	(22,862)
Net cash used in investing activities	(260,339)	(22,298)
Cash flows - financing activities:
Proceeds from revolving credit facility	220,000	—
Repayments of revolving credit facility	(95,000)	—
Borrowings from long-term debt	400,000	—
Repayments of long-term debt and debt issuance costs	(317,987)	(13,136)
Repayments of capital lease obligations	(1,144)	(2,190)
Dividends paid to stockholders	(14,598)	(15,078)
Repurchase of common stock	(34,805)	(21,148)
Proceeds from exercise of stock options	508	2,378
Payments to satisfy minimum tax withholding	(4,166)	(3,866)
Issuance of common stock under employee stock purchase plan	3,583	3,147
Payments for contingent consideration arrangements	—	(403)
Distributions to noncontrolling interests	(2,050)	(9,750)
Excess tax benefits from share-based compensation	—	1,306
Net cash provided by (used in) financing activities	154,341	(58,740)
Effect of exchange rate changes on cash and cash equivalents	(5,199)	(1,199)
Increase in cash and cash equivalents	17,727	13,344
Cash and cash equivalents at beginning of year	486,831	432,056
Cash and cash equivalents at end of period	$504,558	$445,400

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2016	2015
Revenues from unrelated entities:
United States electrical construction and facilities services	$458,553	$344,389
United States mechanical construction and facilities services	697,733	587,522
United States building services	454,800	428,270
United States industrial services	239,052	241,946
Total United States operations	1,850,138	1,602,127
United Kingdom building services	73,036	97,001
Total worldwide operations	$1,923,174	$1,699,128

	For the nine months ended September 30,
	2016	2015
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,227,474	$1,009,585
United States mechanical construction and facilities services	1,939,518	1,652,551
United States building services	1,353,248	1,303,389
United States industrial services	830,064	699,839
Total United States operations	5,350,304	4,665,364
United Kingdom building services	251,256	275,536
Total worldwide operations	$5,601,560	$4,940,900

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2016	2015
Operating income (loss):
United States electrical construction and facilities services	$30,927	$25,528
United States mechanical construction and facilities services	39,447	26,926
United States building services	22,568	16,027
United States industrial services	14,586	14,340
Total United States operations	107,528	82,821
United Kingdom building services	2,591	3,358
Corporate administration	(23,516)	(15,912)
Restructuring expenses	(539)	(301)
Total worldwide operations	86,064	69,966
Other corporate items:
Interest expense	(3,479)	(2,226)
Interest income	161	157
Income from continuing operations before income taxes	$82,746	$67,897

	For the nine months ended September 30,
	2016	2015
Operating income (loss):
United States electrical construction and facilities services	$70,645	$67,479
United States mechanical construction and facilities services	101,504	80,191
United States building services	54,761	54,944
United States industrial services	66,600	44,588
Total United States operations	293,510	247,202
United Kingdom building services	9,160	8,570
Corporate administration	(67,431)	(52,031)
Restructuring expenses	(1,271)	(742)
Total worldwide operations	233,968	202,999
Other corporate items:
Interest expense	(8,973)	(6,650)
Interest income	518	515
Income from continuing operations before income taxes	$225,513	$196,864

EMCOR GROUP, INC.
RECONCILIATION OF 2016 AND 2015 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2016 and 2015 third quarter September 30, 2016 and 2015 operating income.  The following table provides a reconciliation between 2016 and 2015 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
GAAP operating income	$86,064	$69,966	$233,968	$202,999
Transaction expenses related to the acquisition of Ardent	—	—	3,838	—
Non-GAAP operating income, excluding Ardent transaction expenses	$86,064	$69,966	$237,806	$202,999

EMCOR GROUP, INC.
RECONCILIATION OF 2016 AND 2015 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2016 and 2015 third quarter September 30, 2016 and 2015 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2016 and 2015 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$51,937	$41,792	$142,843	$121,959
Transaction expenses related to the acquisition of Ardent (2)	—	—	2,328	—
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding Ardent transaction expenses	$51,937	$41,792	$145,171	$121,959

(1)  Amount is income from continuing operations less net loss attributable to noncontrolling interest.
(2)  Amount is net of tax effect of $1.5 million in the 2016 nine-month period.

EMCOR GROUP, INC.
RECONCILIATION OF 2016 AND 2015 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2016 and 2015 third quarter September 30, 2016 and 2015 diluted earnings per common share from continuing operations.  The following table provides a reconciliation between 2016 and 2015 diluted earnings per common share based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
GAAP diluted earnings per common share from continuing operations	$0.85	$0.66	$2.33	$1.92
Transaction expenses related to the acquisition of Ardent (1)	—	—	0.04	—
Non-GAAP diluted earnings per common share from continuing operations, excluding Ardent transaction expenses	$0.85	$0.66	$2.37	$1.92

(1)  Amount is net of tax effect of $1.5 million in the 2016 nine-month period.

# # #